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                    METLIFE INVESTORS USA INSURANCE COMPANY

                     --------------------------------------

                            SECRETARY'S CERTIFICATE

                     --------------------------------------

I, Tyla L. Reynolds, Vice President and Secretary of MetLife Investors USA Insurance Company, a Delaware company (the "Company"), do hereby certify that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company on August 13, 2014, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

     WHEREAS, on November 14, 2014 MetLife Insurance Company of Connecticut, a Connecticut domiciled stock insurance company ("MICC"), will convert to a
                                                     ----
     Delaware domiciled stock insurance company and change its name to MetLife Insurance Company USA ("MetLife USA");
                             -----------

     WHEREAS, following the redomestication and name change, MetLife Investors USA Insurance Company (the "Company") plans to merge with and into MetLife USA on November 14, 2014 (the "Merger");
                                    ------

     WHEREAS, the Board, after due evaluation and consideration has determined it to be advisable and in the best interest of the Company and its stockholders for the Company to consummate the Merger;

     WHEREAS, MICC and MetLife Life and Annuity Company of Connecticut (which merged into the Company) assigned to the Company their respective obligations with respect to assignments, within the meaning of Section 130 of the Internal Revenue Code of 1986, as amended, in connection with claimants' structured settlement agreements (the "Qualified Assignments";
                                                       ---------------------
     the obligations with respect to the Qualified Assignments are the "Qualified Assignment Obligations") and the corresponding annuities used to
      --------------------------------
     fund the Qualified Assignment Obligations; and

     WHEREAS, on November 13, 2014, in contemplation of the Merger, the Company plans to transfer to MetLife USA Assignment Company, a new qualified assignment company, the Qualified Assignment Obligations and the corresponding funding annuities (the "Qualified Assignment Transfer") to
                                           -----------------------------
     maintain the favorable tax treatment of the Qualified Assignment Obligations and associated annuities.

     NOW, THEREFORE, BE IT:

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                         QUALIFIED ASSIGNMENT TRANSFER
                         -----------------------------

     RESOLVED, that, subject to any required regulatory approvals, the Qualified Assignment Transfer Agreement between the Company and MetLife USA Assignment Company, a Connecticut corporation, in the form attached hereto as EXHIBIT A (the "Transfer Agreement"), the terms and provisions therein
                        ------------------
     and the transactions contemplated thereby (including the Company's payment of a customary assignment company fee of $750 per transferred obligation) are hereby authorized, adopted and approved in all respects and that each of the officers of the Company be, and hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Company, the Transfer Agreement.

                            MERGER WITH METLIFE USA
                            -----------------------

     RESOLVED, FURTHER, that, subject to any required regulatory approvals, the Agreement and Plan of Merger between the Company and MetLife USA, in the form attached hereto as EXHIBIT B (the "Merger Agreement"), and the
                                             ----------------
     transactions contemplated thereby (including the merger of the Company with and into MetLife USA and the resulting cancellation of the common stock and preferred stock of the Company) are hereby determined to be advisable and in the best interests of the Company and its stockholder;

     RESOLVED, FURTHER, that the form, terms and provisions of the Merger Agreement, and the transactions contemplated thereby, be, and the same hereby are, authorized, adopted and approved in all respects, and each of the officers of the Company be, and hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Company, the Merger Agreement;

     RESOLVED, FURTHER, that the Board of Directors submit the Merger Agreement to the stockholder of the Company for approval and adoption or disapproval and recommends that the stockholder of the Company adopt the Merger Agreement; and,

     RESOLVED, FURTHER, that subject to the adoption of the Merger Agreement by the stockholder of the Company and the other terms and conditions thereof, that the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare and file all such applications and any and all certificates, documents, letters and other instruments, as may be necessary or desirable to be taken by the Company to effect the consummation of the Merger and other transactions contemplated by the Merger Agreement, including the filing of a Certificate of Merger, in substantially the form attached hereto as EXHIBIT C, in the office of the Delaware Secretary of State, pursuant to and in accordance with the provisions of Section 251 of the DGCL, and the filing of other appropriate

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     documents with the relevant authorities of other states in which the
     Company is qualified to do business.

                             GENERAL AUTHORIZATION
                             ---------------------

     RESOLVED, FURTHER, that any officer of the Company, acting singly be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to do and perform, or cause to be done and performed, all such acts, deeds and things to make, prepare, execute and deliver or cause to be made, prepared, executed and delivered all such other documents, undertakings, certificates, instruments, schedules, reports and agreements, to make such filings, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgment determine to be necessary, advisable or appropriate to carry out fully the Qualified Assignment Transfer, the Merger, and any other actions contemplated by the same or by the foregoing resolutions, and the intent and purposes of the foregoing resolutions, the taking of such actions to be conclusive evidence of such determination, and the execution by any such officer of the Company of any such documents, certificates, instruments, schedules, reports or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing resolutions shall be conclusive evidence of their authority therefore and for the approval of the documents, undertakings, certificates, instruments, schedules, reports and agreements so executed, the expenses so paid, the filings so made and the actions so taken.

IN WITNESS WHEREOF, I have hereunto set my hand by and on behalf of the Company this 13th day of August, 2014.

                                                /s/ Tyla L. Reynolds
                                                --------------------------------
                                                Tyla L. Reynolds
                                                Vice President and Secretary

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                                   EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                    METLIFE INVESTORS USA INSURANCE COMPANY
                        (A DELAWARE INSURANCE COMPANY),

                                      AND

                         METLIFE INSURANCE COMPANY USA
                         (A DELAWARE INSURANCE COMPANY)

          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and
                                                   ---------
entered into as of November 14, 2014, between MetLife Investors USA Insurance Company, a Delaware corporation ("MLIUSA"), and MetLife Insurance Company USA, a
                                  ------
Delaware corporation (f/k/a MetLife Insurance Company of Connecticut)
("MICUSA").
  ------

                                    RECITALS

          WHEREAS, MLIUSA is an insurance company duly organized and existing under the laws of the State of Delaware;

          WHEREAS, MICUSA is an insurance company duly organized and existing under the laws of the State of Delaware; and

          WHEREAS, the Board of Directors of MLIUSA and the Board of Directors of MICUSA deem it advisable to merge MLIUSA with and into MICUSA so that MICUSA is the surviving corporation on the terms provided herein (the "Merger").
                                                                ------

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                     MERGER

          1.1 THE MERGER. After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), MLIUSA will merge with and into MICUSA and MICUSA shall file a
      ----
Certificate of Merger with the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of the DGCL and shall
 ------------------
make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at [ ] p.m. (Eastern Time) on November 14, 2014 as provided for in such Certificate of Merger (the "Effective Time"). Upon the Effective Time, the
 --------------

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separate corporate existence of MLIUSA shall cease and MICUSA shall be the surviving corporation (the "Surviving Corporation").
                            ---------------------

          1.2 CONDITIONS TO THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions:

               (a) This Agreement shall have been adopted by the sole stockholder of MICUSA, in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of MICUSA; and

               (b) This Agreement shall have been adopted by the sole stockholder of MLIUSA, in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of MLIUSA.

          1.3 TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, MICUSA shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of MLIUSA, and all of the assets and property of whatever kind and character of MLIUSA shall vest in MICUSA, as the Surviving Corporation, without further deed; thereafter, MICUSA, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of MLIUSA, and any claim or judgment against MLIUSA may be enforced against MICUSA, as the Surviving Corporation, in accordance with Section 259 of the DGCL.

          1.4 CERTIFICATE OF INCORPORATION; BYLAWS.

               (a) From and after the Effective Time, the Certificate of Incorporation of MICUSA shall be the Certificate of Incorporation of the Surviving Corporation.

               (b) From and after the Effective Time, the Bylaws of MICUSA shall be the Bylaws of the Surviving Corporation.


          1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, the directors and officers of MICUSA serving as directors or officers of MICUSA immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

          1.6 TAX TREATMENT. The parties intend that the Merger quality as a tax-free liquidation of MLIUSA qualifying under Section 332 of the Internal Revenue Code of 1986, as amended and will report it as such for federal, state and local income tax purposes. This Agreement is intended to constitute a "plan of liquidation" with respect to the Merger for United States federal income tax purposes.

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                                   ARTICLE II

                             CANCELLATION OF STOCK

          2.1 CANCELLATION OF STOCK.

               (a) Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $200.00 per share, of MLIUSA (the "MLIUSA Common Stock"), each share
                                             -------------------
of MLIUSA Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and no consideration shall be issued in respect thereof.

               (b) Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of preferred stock, par value $1.00 per share, of MLIUSA (the "MLIUSA Preferred Stock"),
                                                  ----------------------
each share of MLIUSA Preferred Stock issued and outstanding immediately prior to the Effective Time shall be canceled and no consideration shall be issued in respect thereof.

               (c) Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $25,000.00 per share, of MICUSA (the "MICUSA Common Stock"), each
                                                -------------------
share of MICUSA Common Stock issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as one share of MICUSA Common Stock of the Surviving Corporation.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1 REPRESENTATIONS AND WARRANTIES OF MLIUSA. MLIUSA hereby represents and warrants that it:

               (a) is an insurance company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

               (b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

               (c) is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and

               (d) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of MLIUSA in accordance with the DGCL and the Certificate of Incorporation and Bylaws of MLIUSA, consummate the Merger and the other transactions contemplated by this Agreement.

          3.2 REPRESENTATIONS AND WARRANTIES OF MICUSA. MICUSA hereby represents and warrants that it:

               (a) is an insurance company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

               (b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

               (c) is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and

               (d) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of MICUSA in accordance with the DGCL and the Certificate of Incorporation and Bylaws of MICUSA, consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IV

                                  TERMINATION

          4.1 TERMINATION. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of MLIUSA or the Board of Directors of MICUSA, notwithstanding the adoption of this Agreement by the stockholders of MLIUSA or MICUSA.

                                   ARTICLE V

                               FURTHER ASSURANCES

          5.1 FURTHER ASSURANCES AS TO MLIUSA. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of MLIUSA acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, MLIUSA and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the

Surviving Corporation are fully authorized in the name of MLIUSA or otherwise to take any and all such action.

                                   ARTICLE VI

                                 MISCELLANEOUS

          6.1 AMENDMENT. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of MLIUSA and the Board of Directors of MICUSA, whether before or after the adoption of this Agreement by the stockholders of MLIUSA and MICUSA; PROVIDED, HOWEVER, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of MLIUSA or MICUSA without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of MLIUSA and MICUSA.

          6.2 NO WAIVERS. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          6.3 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

          6.4 GOVERNING LAW. This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.

          6.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.6 ENTIRE AGREEMENT. This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.


                                                 METLIFE INVESTORS
                                                 USA INSURANCE COMPANY

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                 METLIFE INSURANCE COMPANY USA

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title: